Exhibit T3A-43.2

Turks and Caicos Islands

The Companies Ordinance 2017

# ARTICLES OF INCORPORATION

of

# DIGICEL TURKS & CAICOS HOLDINGS LIMITED

A TURKS AND CAICOS ISLANDS COMPANY

122 Blue Mountain Road
P.O. Box 127
Providenciales
Turks and Caicos Islands
TKCA 1ZZ

CARIBBEAN
MANAGEMENT
SERVICES

Tel: +1 (649) 941-4841
Fax: +1 (649) 941-8362
info@cmstci.com
www.cmstci.com

Turks and C a icos Islands The C o mpani es Ordinance 2017 Articles of Incorporation RECORDED IN THE TURKS 8 CAICOS ISLANDS COMPANIES <!EGISIBY DEC 3 I 2018 ',=, SIGNED· - - COMPANYN DIGICEL TURKS & CAICOS HOLDINGS LIMITED A comp a n y limited b y Sha re s 1. Definitions and int e rpreta ti on 1. In these Articles of Incorporation, if not inconsistent with the subject or context: Articles means these Articles of Incorporation of the Company ; Chairman of the Board means the person for the time being holding that position pursuant to Article 25 . 1 ; Distribution in relation to a distribution by the Company means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of a Member in relation to Shares held by a Member, and whether by means of a purchase of an asset, the redemption or other acquisition of Shares, a distribution of indebtedness or otherwise, and includes a dividend ; Eligible Persons means individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons ; Member means an Eligible Person, being an individual, a corporation, a trust, an estate of a deceased individual, a partnership or an unincorporated association of persons, whose name is entered in the register of members of the Company as the holder or joint holder of one or more Shares or fractional Shares ; Ordin a n ce means the Companies Ordinance 2017 and includes the regulations made under the Ordinance ; Resolution of Directors means either : ( a ) a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be

2 counted by the number of votes he casts for the purpose of establishing a majority; or (b) a resolution consented to in writing by all directors or by all Members of a committee of directors of the Company, as the case may be; Resolution of Members means either: ( a ) a resolution approved at a duly convened and constituted meeting of the Members of the Company by the affinnative vote of a majority of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted ; or (b) a resolution consented to 1n writing by a majority of the votes of Shares entitled to vote thereon; Seal means any seal which has been duly adopted as the common seal of the Company ; Securities means Shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire Shares or debt obligations ; Share means a share issued or to be issued by the Company ; T reas ury Share means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled ; and written or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and "in writing" shall be construed accordingly . 1.2 In these Articles, unless the context otherwise requires a reference to: (a) voting by Member is a reference to the casting of the votes attached to the Shares held by the Member voting; (b) the Ordinance, or the Articles is a reference to the Ordinance or the Articles as amended; and (c) the singular includes the plural and vice versa.

3 1.3 Any words or expressions defined in the Ordinance unless the context otherwise requires bear the sa m e meaning in these Articles unless otherwise defined herein. 1.4 Headings are inserted for convenience only and shall be disregarded m interpreting these Articles. 1.5 If the Company was incorporated, registered or continued under the previous Companies Ordinance, cap . 16 . 02 , the provisions of Schedule B hereto are incorporated in these Articles . 2. Name The na m e of the Company i s DIGICEL TURKS & CAICOS HOLDINGS LIMITED. 3. Status The Company is a company limited by Shares. 4. Registered office and registered agent 1. The registered office of the Company is at 1 2 2 B1u e Mountain Roa cl, P.O. Box 127, Providenciales, Turks and Caicos Islands, TKCA 1ZZ the office of the registered agent. 2. The registered agent of the Company is Caribbean Management Services Limited of 122 B l u e Mountain R o a d , P.O. Box 127, Providenciales, Turks and Caicos Islands, TKCA 1ZZ. 3. The Company may change its registered office or registered agent by a resolution of directors or a resolution of members . The change shall take effect upon the Registrar registering a notice of change filed under section 46 of the Ordinance . 5. 5.1 Capacity and power The Company has, subject to the Ordinance and any other Turks and Caicos Islands legislation for the time being in force, irrespective of corporate benefit: ( a ) full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and (b) for the purposes of Article 5.l(a), full rights, powers and privileges. 5.2 There are, subject to article 5.1, no limitations on the business that the Company may carry on.

4 6. · Number and classes of Shares 1. The Company is authorised to issue Shares of a single class (i) to a maximum of the number, and (ii) at the par value each, s ecified in schedule A . 2. The Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same class or series of Shares . 7. Rights attaching to Shares 1. Each Share in the Company confers upon the Member: ( a ) the right to one vote at a meeting of the Members of the Company or on any Resolution of Members; (b) the right to a n equal Share in any dividend paid by the Company; and ( c ) the right to an equal share in the distribution of the surplus assets of the Company o n its liquidation. 7.2 The Company may redeem, purchase or otherwise acquire or any of the Shares i n the Company. 8. Variation of rights The rights attached to Shares as specified in Article 7 , whether or not the Company is being wound up, m a y be varied only with the consent in writing of, or by a resolution passed at a meeting by, the holders of more than 50 per cent of the issued Shares of tha t class . 9. Rights not varied by the issue of Shares pari passu The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith . 10. 10.1 Registered Shares The Company shall issue registered Shares only. 10.2 The Company is not authorised to issue bearer Shares, convert registered Shares to bearer Shares or exchange registered Shares for bearer Shares.

5 11. Transfer of Shares 1. A Share may, subject to the provisions of the Articles, be transferred subject to the prior or subsequent approval of the Company contained in a Resolution of Members or a Resolution of Directors . 2. The Members and/or the directors may in their absolute and unfettered discretion refuse to approve any intended transfer of a Share. 12. Amendment of articles of incorporation 1. The Company may amend its Articles by a Resolution of Members or by a Resolution of . Directors, save that no amendment may be made by a Resolution of Directors: (a) to restrict the rights or powers of the Members to amend the Articles; (b) to change the percentage of Members required to pass a Resolution of Members to amend the Articles; ( c ) in circumstances where the Articles cannot be amended by the Members; or (d) to Articles 8 or 9 or this Article 12. 13. Registered Shares 1. Every Member is entitled to a certificate signed by a director of the Company or under the Seal specifying the number of Shares held by him and the signature of the director and the Seal may be facsimiles . 2. Any Member receiving a certificate shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof . If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a Resolution of Directors . 3. If several persons are registered as joint holders of any Shares, any one of such persons may give an effectual receipt for any Distribution. 14. 14.1 Shares Shares and other Securities may be issued and options to acquire Shares or other Securities may be granted at such times, to such Eligible Persons, for such consideration and on such terms as the directors may by Resolution of Directors determine.

6 14.2 Section 56 of the Ordinance does not apply to the Company. 14.3 A Share may be issued for consideration in any fonn, including money, a promissory note, real property, personal property (including goodwill and know - how) or a contract for future services . 14.4 No Shares may be issued for a consideration other than money, unless a Resolution of Directors has been passed stating: (a) the amount to be credited for the issue of the Shares; (b) thei r determination of th e reasonable present cas h value of th e non money consideration for the issue; and (c) that, in their opinion, the present cash value of the non - money consideration for the issue is not less than the amount to be credited for the issue of the Shares. 5. The Company shall keep a register (register of members ) containing: (e) the names and addresses of the persons who hold Shares; (f) the number of each class and series of Shares held by each Member; ( g ) the date on which the name of each Member was entered in the register of members; and (h) the date on which any Eligible Person ceased to be a Member. 6. The register of members may be in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents . Until the directors otherwise determine, the magnetic, electronic or other data storage form shall be the original register of members . 7. A Share is deemed to be issued when the name of the Member is entered in the register of members . 15. Forfeiture 1. Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in these Articles and for this purpose Shares issued for a promissory note or a contract for future services are deemed to be not fully paid.

7 2. A written notice of call specifying the date for payment to be made shall be served on a Member who defaults in making payment when due in respect of the Shares issued to him. 3. The written notice of call referred to in Article 15 . 2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non - payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited . 4. Where a written notice of call has been issued pursuant to Article 15 . 2 and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and c _ ancel the Shares to which the notice relates . 5. The Company is under no obligation to refund any moneys to the Member whose Shares have been cancelled pursuant to Article 15 . 3 and that Member shall be discharged from any further obligation to the Company . 16. Transfer of Shares 1. Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company for registration. 2. The transfer of a Share is effective when the name of the transferee is entered on the register of members . 3. If the directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors : (a) to accept such evidence of the transfer of Shares as they consider appropriate; and (b) tha t th e transferee' s name shoul d be entere d i n th e register of members notwithstanding the absence of the instrument of transfer. 4. The personal representative of a deceased Member may transfer a Share even though the personal representative is not a Member at the time of the transfer . 17. Distributions 1. The directors of the Company may, by Resolution of Directors, authorise a distribution at a time and of an amount they think fit if they are satisfied, on reasonable be exercised by the Company while it holds the Share as a Treasury Share. 8 grounds, that, immediately after the distribution, the value of the Company's assets will exceed its liabilities and the Company will be able to pay its debts as they fall due. 17.2 Dividends may be paid in money, kind, Shares, or other property. 17.3 Notice in writing of any dividend that may have been declared shall be given to each Member in accordance with Article 33 and all dividends unclaimed for three years after notice shall have been given to a Member may be forfeited by Resolution of Directors for the benefit of the Company . 17.4 No dividend shall bear interest as against the Company and no dividend shall be paid on Treasury Shares. 18. 18.1 Redemption of Shares and Treasury Shares The Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Member whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Ordinance or any other provision in these Articles to purchase, redeem or otherwise acquire the Shares without such consent . 18.2 The purchase redemption or other acquisition by the Company of its own Shares is deemed not to be a distribution where: ( a ) The Company purchases, redeems or otherwise acquires the Shares pursuant to a right of a Member to have his Shares redeemed or to have his Shares exchanged for money or other property of the Company, or (b) The Company purchases, redeems or otherwise acquires the Shares by virtue of the provisions of section 217 of the Ordinance (Rights of Dissenters). 3. Section 62 of the Ordinance (Process of Acquisition of its own Shares t!] Company) shall not apply to the Company. 4. Shares that the Company purchases, redeems or otherwise acquires pursuant to these Articles may be cancelled or held as Treasury Shares except to the extent that such Shares are in excess of 50 percent of the issued Shares in which case they shall be cancelled but they shall be available for reissue . 5. All rights and obligations attaching to a Treasury Share are suspended and shall not

( c ) no replacement certificate shall be issued in respect of such Shares without the 9 f8.6 Treasury Shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with the Articles) as the Company may by Resolution of Directors determine . 18 . 7 Where Shares are held by another body corporate of which the Company holds, directly or indirectly, Shares having more than 50 per cent of the votes in the election of directors of the other body corporate, all rights and obligations attaching to the Shares held by the other body corporate are suspended and shall not be exercised by the other body corporate . 19. Mortgages and charges of Shares 1. A Member may by an instrument in writing mortgage or charge his Shares. 2. There shall be entered in the register of members at the written request of the Member: (a) a statement that the Shares held by him are mortgaged or charged; (b) the name of the mortgagee or chargee; and ( c ) the date on which the particulars specified in Articles 19.2(a) and 19.2(b) are entered in the register of members. 19.3 Where particulars of a mortgage or charge are entered in the register of members, such particulars may be cancelled: ( a ) with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or (b) upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable . 19.4 Whilst particulars of a mortgage or charge over Shares are entered in the register of members pursuant to this Regulation: (a) no transfer of any Share the subject of those particulars shall be effected; (b) the Company may not purchase, redeem or otherwise acquire any such Share; and

such instrument proposes to vote. 10 written consent of the named mortgagee or chargee. 20. Meetings and consents of Members 1. Any director of the Company may convene meetings of the Members at such times and in such manner and places within or outside the Turks and Caicos Islands as the director considers necessary or desirable . 2. Upon the written request of Members entitled to exercise 30 per cent or more of the voting rights in respect of the matter for which the meeting is requested, the directors shall convene a meeting of Members . 3. The director convening a meeting shall give not less than seven days' written notice of a meeting of Members to : ( a ) those Members whose names on the date the notice is given appear as Members in the register of members of the Company and are entitled to vote at the meeting ; and (b) the other directors. 4. The director convening a meeting of Members may fix as the record date for detennining those Members that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice . 5. A meeting of Members held in contravention of the requirement to give notice 1 s valid if Members holding at least 90 per cent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Member at the meeting shall constitute waiver in relation to all the Shares which that Member holds . 6. The inadvertent failure of a director who convenes a meeting to give notice of a meeting to a Member or another director, or the fact that a Member or another director has not received notice, does not invalidate the meeting . 7. A Member may be represented at a meeting of Members by a proxy who may speak and vote on behalf of the Member. 8. The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in and then such person may pass a Resolution of Members and a certificate signed 11 9. The instrument appointing a proxy shall be in substantially the following form or such other fonn as the chairman of the meeting shall accept as properly evidencing the wishes of the Member appointing the proxy . [Name o f Com p any] 1/We being a Member of the above Company HEREBY APPOINT [ J or failing him [ J of [ } to be my/ our pro:,ry to vote for me/ us at the meeting of Members to be held on the [ J day of [ ], 20 [ ] and at a'!Y adjournment thmof. (A'!)I limitations or restrictions on voting to be inserted here.) Signed this [] day of [ ], 20 [ ] Member 10. The following applies where Shares are jointly owned: (a) if two or more persons hold Shares jointly each of them may be present 111 person or by proxy at a meeting of Members and may speak as a Member; (b) if only one of the joint owners is present in person or by proxy, he may vote on behalf of all joint owners; and (c) if two or more of the joint owners are present in person or by proxy they must vote as one and in the event of disagreement between any of the joint owners of Shares, then the vote of the joint owner whose name appears first in the register of members in respect of the relevant Shares shall be recorded as the vote attributable to the Shares . 11. A Member shall be deemed to be present at a meeting of Members if he participates by telephone or other electronic means and all Members participating in the meeting are able to hear each other . 12. A meeting of Members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 per cent of the votes of the Shares entitled to vote on Resolutions of Members to be considered at the meeting . If the Company has two or more classes of Shares, a meeting may be quorate for some purposes and not for others . A quorum may comprise a single Member or proxy and until a court of competent jurisdiction shall otherwise rule, the directors may rely 12 by such person accompanied where such person holds a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Members. 13. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved ; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matte s to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved . 14. At every meeting of Members, the Chairman of the Board shall preside as chairman of the meeting . If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting, the Members present shall choose one of their number to be the chairman . If the Members are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Member or representative of a Member present shall take the chair . 15. The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place . 16. At any meeting of the Members the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting . If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution . If the chairman fails to take a poll then any Member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand t _ hat a poll be taken and the chairman shall cause a poll to be taken . If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting . 17. Subject to the specific provisions contained in these Articles for the appointment of representatives of Members other than individuals the right of any individual to speak for or represent a Member shall be determined by the law of the jurisdiction where, and by the documents by which, the Member is constituted or derives its existence . In case of doubt, the directors may in good faith seek legal advice and unless resignation or removal. If no term is fixed on the appointment of a director, the 13 and act upon such advice without incurring any liability to any Member or the Company. 18. Any Member other than an individual may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Members or of any class of Members, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Member which he represents as that Member could exercise if it were an individual . 19. The chairman of any meeting at which a vote is cast by proxy or on behalf of any Member other than an individual may at the meeting but not thereafter call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such Member shall be disregarded . 20. Directors of the Company may attend and speak at any meeting of Members and at any separate meeting of the holders of any class or series of Shares . 21. An action that may be taken by the Members at a meeting may also be taken by a Resolution of Members consented to in writing, without the need for any prior notice . If any Resolution of Members is adopted otherwise than by the unanimous written consent of all Members, a copy of such resolution shall forthwith be sent to all Members not consenting to such resolution . The consent may be in the form of counterparts, each counterpart being signed by one or more Members . If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Eligible Persons holding a sufficient number of votes of Shares to constitute a Resolution of Members have consented to the resolution by signed counterparts . 21. 21.1 Directors The directors shall be elected by Resolution of Members or by Resolution of Directors for such term as the Members or directors determine. 21.2 No person shall be appointed as a director of the Company unless he has consented in writing to act as a director. 21.3 The minimum number of directors shall be one and there shall be no maximum number of directors. 21.4 Eac h director holds office for th e term , i f any, fixed by th e Resolutio n of Members or Resolution of Directors appointing him, or until his earlier death, determining otherwise is passed, the magnetic, electronic or other data storage 14 director serves indefinitely until his earlier death, resignation or removal. 21.5 A director may be removed from office with or without cause by, ( a ) a Resolution of Members passed at a meeting of Members called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by a least seventy five per cent of the Members of the Company entitled to vote ; or (b) a Resolution of Directors passed at a meeting of directors. 6. A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice . A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Ordinance . 7. The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors . Where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office . 8. A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office . 9. The Company shall keep a register of directors containing: (a) the names and addresses of the persons who are directors of the Company; (b) the date on which each person whose name is entered in the register was appointed as a director of the Company; ( c ) the date on which each person named as a director ceased to be a director of the Company; and (d) such other information as may be prescribed by the Ordinance. 21 . 10 The register of directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents . Until a Resolution of Directors with respect to the sjgtung of consents or otherwise. 15 form shall be the original register of directors. 11. The directors may, by a Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company . 12. A director is not required to hold a Share as a qualification to office . 22. Powers of directors 1. The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company . The directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company . The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Ordinance or by these Articles required to be exercised by the Members . 2. If the Company is the wholly - owned subsidiary of a holding company, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company . 3. If the Company is a subsidiary, but not a wholly owned subsidiary, of a holding company, and the shareholders other than the holding company agree in advance, a director of the Company may, when exercising powers or performing duties as a director in connection with the carrying out of the joint venture, act in a manner which he believes is in the best interests of a Member or some Members even though it may not be in the best interests of the Company . 4. If the Company is carrying out a joint venture between shareholders, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company . 5. Each director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes these Articles or the Ordinance . Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company . 6. Any director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the directors,

7. The continuing directors may act notwithstanding any vacancy in their body. 8. The directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party . 9. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors . 10. Section 213 of the Ordinance (Disposition of Assets) shall not apply to the Company. 23. Proceedings of directors 1. Any one director of the Company may call a meeting of the directors by sending a written notice to each other directors . 2. The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the Turks and Caicos Islands as the notice calling the meeting provides . 3. A director is deemed to be present at a meeting of directors if he partlctpates by telephone or other electronic means and all directors participating in the meeting are able to hear each other . 4. A director shall be given not less than three 3 days' notice of meetings of directors, but a meeting of directors held without three days' notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director . The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting . 5. A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one - half of the total number of directors, unless there are only two directors in which case the quorum is two . 6. A director may by a written instrument appoint an alternate who need not be a director and the alternate shall be entitled to attend meetings in the absence of the 16

( c ) to delegate powers to a committee of directors; 17 director who appointed him and to vote or consent m place of the director until the appointment lapses or is terminated. 7. If the Company has only one director the provisions herein contained for meetings of directors do not apply and such sole director has full power to represent and act for the Company in all matters as are not by the Ordinance or these Articles required to be exercised by the Members . In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors . Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes . 8. At meetings of directors at which the Chairman of the Board is present, he shall preside as chairman of the meeting . If there is no Chairman of the Board or if the Chairman of the Board is not present, the directors present shall choose one of their number to be chairman of the meeting . If the directors are unable to choose a chairman for any reason, then the oldest individual Director present (and for this purpose an alternate director shall be deemed to be the same age as the director that he represents) shall take the chair . 9. An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of directors consented to in writing by all directors or by all members of the committee, as the case may be, without the need for any notice . The consent may be in the fonn of counterparts, each counterpart being signed by one or more directors . If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts . 24. Committees 1. The directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee. 2. The directors have no power to delegate to a committee of directors any of the following powers: (a) to amend the Articles; (b) to designate committees of directors;

25.3 The emoluments of a ll officers shall be fixed by Resolution of Directors. 18 ( d) to appoint directors; ( e ) to appoint an agent; (f) to approve a plan of merger, consolidation or arrangement; or ( g ) to make a declaration of solvency or to approve a liquidation plan. 24 . 3 Articles 24 . 2 (6) and 24 . 2 (c) do not prevent a committee of directors, where authorised by the Resolution of Directors, from appointing such committee or by a subsequent Resolution of Directors, from appointing a sub - committee and delegating powers exercisable by the committee to the sub - committee . proceedings of each committee of directors consisting of 2 shall be governed mutatis mutandis by the provisions of the the proceedings of directors so far as the same are not prov1S1ons in the Resolution of Directors establishing the 25.4 The meetings and or more directors Articles regulating superseded by any committee. 25. Officers and agents 1. The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient . Such officers may consist of a Chairman of the Board of Directors, a Chief Executive Officer, one or more vice - presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient . Any number of offices may be held by the same person . 2. The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors . In the absence of any specific prescription of duties it shall be the responsibility of the Chairman of the Board to preside at meetings of directors and Members, the Chief Executive Officer to manage the day to day affairs of the Company, the vice - presidents to act in order of seniority in the absence of the Chief Executive Officer but otherwise to perform such duties as may be delegated to them by the Chief Executive Officer, the secretaries to maintain the register of members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company .

relationship with respect to the entity or a named individual and is to be regarded as 19 4. The officers of the Company shall hold office until their death, resignation or removal . Any officer elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors . Any vacancy occurring in any office of the Company may be filled by Resolution of Directors . 5. The directors may, by a Resolution of Directors, appoint any person, including a person who is a director, to be an agent of the Company . An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following matters : (a) to amend these Articles; (b) to designate committees of directors; ( c ) to delegate powers to a committee of directors; ( d) to appoint directors; ( e ) to appoint an agent; (£) to approve a plan of merger, consolidation or arrangement; or (g) to make a declaration of solvency or to approve a liquidation plan. 6. The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company . 7. The directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him . 26 Conflicts of interest 1. A director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company. 2. For the purposes of Article 26 . 1 , a disclosure to all other directors to the effect that a director is a Member, director or officer of another named entity or has a fiduciary

20 interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction . 3. A director of the Company who is interested in a transaction entered into or to be entered into by the Company may: (a) vote on a matter relating to the transaction; (b) attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum ; and (c) sign a document on behalf of the Company, or do any other thing in his a director, tha t relates t o th e transaction , and , subject to capacity as compliance accountable wit h th e Ordinanc e shall not, by reason of his office, be to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit. 27. Indemnification 1. Subjec t t o th e limitation s hereinafter, th e Company shal l indemnif y against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings, any person who: ( a ) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company ; or (b) at the request of the Company, is or was servmg as a director of, or in any other capacity acting for, another company or a partnership, joint venture, trust or other enterprise . 2. The indemnity in Article 27 . 1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful . 3. The decision of the directors as to whether the person acted honestly and in good

21 faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved . 4. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a no/le prosequi does not, by itself, create a presumption that the person di d not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful . 5. The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles . 28. Records 1. The Company shall keep the following documents at the office of its registered agent: (a) the Articles; (b) the register of members, or a copy of the register of members; ( c ) the register of directors, or a copy of the register of directors; and ( d) copies of all notices and other documents filed by the Company with the Registrar of Companies of the Turks and Caicos Islands in the previous ten years. ( e ) If the Company maintains only a copy of the register of members or a copy of the register of directors at the office of its registered agent, it shall: (f) within fifteen days of any change in either register, notify the registered agent in writing of the change; and (g) provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept .

2. The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the Turks and Caicos Islands, as the directors may detennine : (a) minutes of meetings and Resolutions of Members and classes of Members; (b) minutes of meetings and Resolutions of Directors and committees of directors; and (c) a n impression of the Seal, if any. 3. Where any original records referred to in this Article are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within 14 days of the change of location . 4. The records kept by the Company under this Article shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Ordinance . 29. Registers of charges 1. The Company shall maintain at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company: (a) the date of creation of the charge; 22 (b) a short description of the liability secured by the charge; ( c ) a short description of the property charged; (d) the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee; ( e ) unless the charge is a security to bearer, the name and address of the holder of the charge; and (£) details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge .

23 30. C ont in u a tion The Company may by Resolution of Members or by a Resolution of Directors continue as a company incorporated under the laws of a jurisdiction outside the Turks and Caicos Islands in the manner provided under those laws . 31. Seal The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors . The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office . Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one director or other person so authorised from time to time by Resolution of Directors . Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings . The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described . 32. Accounts and audit 1. The Company shall keep records that are sufficient to show and explain the Company's transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy . 2. The Company may by Resolution of Members call for the directors to prepare periodically and make available a profit and loss account and a balance sheet . The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period . 3. The Company may by Resolution of Members call for the accounts to be examined by auditors . 4. The auditors shall be appointed by a Resolution of Members or a Resolution of Directors . 5. The auditors may be Members, but no director or other officer shall be eligible to be an auditor of the Company during their continuance in office .

24 32.6 The remuneration of the auditors of the Company; ( a ) in the case of auditors appointed by the directors, may be fixed by Resolution of Directors; and (b) subject to the foregoing, shall be fixed by Resolution of Members or in such m a nner as the Company may by Resolution of Members determine. 32 . 7 The auditors shall examine each profit and loss account and balance sheet required to be laid before a meeting of the Members or otherwise given to Members and shall state in a written report whether or not : ( a ) in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period ; and (b) all the information and explanations required by the auditors have been obtained. 8. The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Members at which the accounts are laid before the Company or shall be otherwise given to the Members . 9. Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors . 10. The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Members at which the Company's profit and loss account and balance sheet are to be presented . 33. Notices 1. Any notice, information or written statement to be given by the Company to Members may be given by personal service or by mail addressed to each Member at the address shown in the register of members. 2. Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company .

34 . 3 Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid . 35. Voluntary winding up The Company may by a Resolution of Members or by a Resolution of Directors appoint a voluntary liquidator. Caribbean Management Services Limited of 122 Blue Mountain Road, P . O . Box 127 , Providenciales, Turks and Caicos Islands TKCA 1 ZZ, for the purpose of incorporating a company limited by shares hereby sign these Articles of Incorporation . Dated the 15 th day of October, 2018 Signed for and on behalf of Caribbean Managemen t Se rvic es Limited • By: --- == = -- = - · i r , > 1 -- - - \ 25 Va l erie A. Rigby, Director

26 Schedule A (Article 6) Maximum number of shares: 50,000 Par value of each such share US$1.00

27 Schedule B 1. Immediately prior to its registration under the Companies Ordinance 2017 , the Company was governed by the previous Companies Ordinance, cap . 16 . 08 . (the " Pre vious Ordinance" ) . 2. The Company was first mco orated/rcgi :; tcrccl/eottrittucd (ddete as appropriate) under the Previous Ordinance on the l s day of November, 2005 . '